UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 5, 2006
                                                 --------------


                           DRAGON GOLD RESOURCES, INC.
                  -----------------------------------------
             (Exact name of registrant as specified in its charter)


     Nevada                         000-50541                88-0507007
-----------------------------     -------------          ----------------------
(State or other jurisdiction      (Commission              (IRS Employer
 of incorporation)                 file number)         Identification Number)


         Regents Place, 338 Euston Road, London, United Kingdom NW1 3BT
               (Address of principal executive offices)(Zip Code)

                               011-44-207-416-4920
              (Registrant's telephone number, including area code)

                                       N/A
                      ----------------------------------
         (Former name and former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below).

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) uner the Exchange Act (17 CFR 240.14d-2(b)).



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Item 1.02. Termination of a Material Definitive Agreement

The Board of Directors of the Company has instructed management to take any and all steps necessary to terminate the Company's Letter of Interest dated March 15, 2005 with the Hanzhong Geological Brigade of the Bureau of Geology & Mineral Exploration of Shaanvi Province to explore and develope seven mineral properties in Shaanvi Province China.

The Board of Directors also instructed management to take any and all steps necessary to terminate the Corporative Agreement executed September 21, 2005 with the Yinchuan Gaoxin District Shijin Mining Ltd. regarding the Xijishui Gold Property located in Jingyuan Country, Gaysu Province, China.

The Board further instructed management to take any and all steps necessary to terminate the Cooperative Agreement dated September 10, 2005 between the Company and Guilin Research Institute of Mineral Resources (Guangxi, China) for the exploration and development of the Maling and Longhou Gold Properties located in Longshen and Lingchuan Countries, Guangzi Province, China.

And, finally, the Board agreed to terminate the employment contract with Andrew Malim. However, Mr. Malim will remain a director of the Company.

The Board also approved a Termination Agreement with the shareholders ("Shareholders") of Dragon Minerals Holding, Inc. and with Dragon Minerals Holdings, Inc. ("Minerals") to terminate their agreement dated July 14, 2004 whereby the Company acquired all the issued and outstanding shares of Minerals for 16,500,000 shares of the Company's common stock. Pursuant to this Termination Agreement, the Company returned to the Shareholders their shares in Minerals and the Shareholders returned 13,500,000 shares of the Company's common stock. The remaining 3,000,000 shares are being retained by a director of the company and his wife.

Item 3.02. Unregistered Sales Of Equity Securities

The following persons were issued shares of the Company's common stock for services previously rendered:

1. Andrew Malim - 5,000,000 shares for services previously rendered and the termination of his employment contract. Mr. Malim will, however, remain as a director of the Company.

2. Johannes Peterson - 2,500,000 shares for services previously rendered as the Company's Chief Executive Officer. Mr. Peterson is a director of the Company.

3. Xiaojun Albert Cui - 1,000,000 shares for services previously rendered as the Company's geological director. Mr. Cui is a director of the Company. Mr. Cui and his wife retained 3,000,000 shares of the Company's common stock following the termination of the acquisition of Minerals because these shares were not part of the purchase price of Minerals, but were issued to the Cui's as an incentive for Mr. Cui to join the Company as its exploration director, a position he still holds.


Item 9.01       Financial Statements and Exhibits



(d)  Exhibits

10.1 Termination Agreement dated May 5, 2006 between Dragon Gold Resources, Inc. and the Shareholders of Dragon Mineral Holdings, Inc. and Dragon Mineral Holdings, Inc. and Dragon Minerals Holdings, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DRAGON GOLD RESOURCES, INC.

Dated: May 15, 2006
                                    By: /s/ Johannes Peterson

                                    President and Chief Executive Officer
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